                                                                    EXHIBIT 10.1

                          MERCER INSURANCE GROUP, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

                           (Effective January 1, 2003)

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                                Table of Contents

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ARTICLE I
INTRODUCTION....................................................................        1

ARTICLE II
DEFINITIONS.....................................................................        1

ARTICLE III
ELIGIBILITY.....................................................................        6

    3.1  Eligibility Generally..................................................        6
    3.2  Eligibility Computation Period.........................................        6
    3.3  Commencement of Participation..........................................        6
    3.4  Cessation of Participation.............................................        6
    3.5  Special Rules for Participation and Vesting Purposes...................        6
    3.6  Years of Service.......................................................        7
    3.7  Participation upon Reemployment........................................        7

ARTICLE IV
VESTING.........................................................................        8

    4.1  In General.............................................................        8
    4.2  Normal Retirement Date.................................................        8
    4.3  Death or Disability....................................................        8
    4.4  Forfeiture of Account..................................................        8

ARTICLE V
CONTRIBUTIONS AND ALLOCATIONS...................................................        8

    5.1  Company Contributions..................................................        8
    5.2  Time and Manner of Contributions.......................................        8
    5.3  Employee Contributions.................................................        9
    5.4  Recovery of Contributions..............................................        9
    5.5  Allocation of Employer Contributions...................................        9
    5.6  Income on Investments..................................................        9
    5.7  Certain Stock Transactions.............................................        9
    5.8  Valuation of Trust Fund................................................       10

ARTICLE VI
MAXIMUM LIMITATION ON ALLOCATIONS...............................................       10

    6.1  Participation Solely in This Plan......................................       10
    6.2  Participation in Another Defined Contribution Plan.....................       11
    6.3  Definitions............................................................       11

ARTICLE VII
INVESTMENT OF TRUST ASSETS......................................................       12

    7.1  Trust..................................................................       12

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                                Table of Contents
                                   (continued)

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ARTICLE VIII
COMPANY STOCK APPRAISAL.........................................................       13

ARTICLE IX
DISTRIBUTIONS...................................................................       13

    9.1  Termination of Employment..............................................       13
    9.2  Death..................................................................       13
    9.3  Time of Payment........................................................       14
    9.4  Form of Payment........................................................       14
    9.5  Direct Rollover........................................................       14
    9.6  Diversification Election...............................................       15
    9.7  Election to Retain Interests in Plan...................................       15
    9.8  Mandatory Distributions................................................       16
    9.9  Dividend Distributions.................................................       17
    9.10  Right of First Refusal................................................       17
    9.11  Prohibited Company Stock Transactions.................................       18

ARTICLE X
RIGHT TO SELL COMPANY STOCK.....................................................       18

    10.1  Put Requirements......................................................       18

ARTICLE XI
VOTING AND TENDER OF COMPANY STOCK..............................................       20

    11.1  Voting................................................................       20
    11.2  Tender................................................................       20
    11.3  Fiduciary Responsibilities............................................       21
    11.4  Procedures for Voting and Tender......................................       21

ARTICLE XII
ADMINISTRATION..................................................................       21

    12.1  Fiduciary Responsibilities............................................       21
    12.2  The Administrative Committee..........................................       21
    12.3  Plan Expenses.........................................................       23
    12.4  Meetings and Voting...................................................       23
    12.5  Compensation..........................................................       23
    12.6  Claims Procedures.....................................................       23
    12.7  Liabilities...........................................................       24

ARTICLE XIII
AMENDMENTS......................................................................       24

    13.1  Right to Amend........................................................       24
    13.2  Amendment by Administrative Committee.................................       24
    13.3  Plan Merger and Asset Transfers.......................................       24

                                       ii

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                                Table of Contents
                                   (continued)

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ARTICLE XIV
TERMINATION.....................................................................       25

    14.1  Right to Terminate....................................................       25
    14.2  Effect of Termination.................................................       25

ARTICLE XV
MISCELLANEOUS...................................................................       25

    15.1  Non-alienation of Benefits............................................       25
    15.2  Appointment of Guardian...............................................       25
    15.3  Satisfaction of Benefit Claims........................................       25
    15.4  Controlling Law.......................................................       26
    15.5  Non-guarantee of Employment...........................................       26
    15.6  Severability and Construction of the Plan.............................       26
    15.7  No Requirement of Profits.............................................       26
    15.8  All Risk on Participants and Beneficiaries............................       26

ARTICLE XVI
TOP-HEAVY PROVISIONS............................................................       26

    16.1  Determination of Top-Heavy Status.....................................       26
    16.2  Super Top-Heavy Plan..................................................       26
    16.3  Top-Heavy Definitions.................................................       27
    16.4  Top-Heavy Rules.......................................................       27

ARTICLE XVII
EXEMPT LOANS....................................................................       29

    17.1  General...............................................................       29
    17.2  Terms of Exempt Loan Agreements.......................................       29
    17.3  Prohibition on Purchase Arrangements..................................       29
    17.4  Suspense Account......................................................       30
    17.5  Sale of Financed Shares...............................................       30

                                   ARTICLE I
                                  INTRODUCTION

                  The Mercer Insurance Group, Inc. Employee Stock Ownership Plan (the "Plan") was established by Mercer Insurance Group, Inc. (the "Company") in order for its employees to participate in the ownership of the Company. The Plan, effective as of January 1, 2003, is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended, and is designed to invest primarily in Common Stock of the Company which meets the requirements for qualifying employer securities under Code Section 409(l). The purchase of Company Stock for the Plan may be made with the proceeds of exempt loans meeting the requirements of Section 54.4975-7(b) of the Treasury Regulations (including any amendments thereto) and
Section 2550.408(b)-3 of the Department of Labor Regulations (including any amendments thereto), employer contributions, dividends on qualified employer securities or a combination thereof.

                                   ARTICLE II
                                   DEFINITIONS

                  The following initially capitalized words and phrases when used herein shall have the meanings set forth below, unless the context clearly requires otherwise.

                  "Account" means the bookkeeping account established for each Participant which reflects the value of the Participant's interest in the Plan. This Account shall include a Company Stock Account, reflecting the number of shares of Company Stock allocated to the Participant and an Investment Account in which shall be reflected other investments allocated to the Participant.

                  "Administrative Committee" and "Committee," used interchangeably, means the named fiduciary of the Plan, which is appointed by the Board of Directors, as is more fully described in Article 12.

                  "Affiliate" means the Company and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

                  "Beneficiary" means the individual(s) or entities entitled to receive the Participant's benefits under the Plan in the event of the Participant's death prior to receiving all benefits payable under the Plan.

                  "Board of Directors" means the Board of Directors of the Company as constituted from time to time.

                  "Break in Service" means a Plan Year during which an Employee
(a) has terminated employment or is no longer employed with the Company or an Affiliate, and (b) fails to complete more than five hundred (500) Hours of Service.

                  "Code" means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

                  "Company" means Mercer Insurance Group, Inc. and any Affiliate which adopts this Plan with the approval of the Board of Directors of the Company and any successor to the business of the Company that agrees to assume the Company's obligations under the Plan.

                  "Company Stock" means shares of common stock issued by the Company that are qualifying employer securities within the meaning of Code
Section 4975(e)(8). For purposes of Code Section 4975(e)(8), "Affiliate," as defined in Section 2.3 of the Plan, shall be modified in accordance with Code
Section 409(l)(4).

                  "Compensation" means the actual salary or wages paid during a Plan Year (including shift differential, draw, overtime and bonus) to a Participant by the Company for personal services, and including any salary reduction contributions elected by a Participant pursuant to any plan maintained by the Company in accordance with Code Sections 401(k), 125 or 132(f), but excluding severance, commissions, the value of any stock options included in gross income, awards under any nonqualified plans of deferred compensation and reimbursement for business, travel or entertainment expenses incurred by the Participant and not reported to the Internal Revenue Service as wages.

                           The annual compensation for each Participant taken
into account under the Plan shall not exceed $200,000, as adjusted by the Secretary or his designate at the same time and in the same manner as under Code Section 415(d).

                  "Disability" shall have the meaning set forth in the Company's long-term disability plan.

                  "Effective Date" means January 1, 2003 which is the date on which the provisions of this Plan become effective.

                  "Employee" means an individual who is employed as a common law employee by the Company or an Affiliate on a salaried or hourly basis and with respect to whom the Company or the Affiliate is required to withhold taxes from remuneration paid to him or her by the Company or Affiliate for personal services rendered to the Company, including any officer or director who shall so qualify. The term shall not include leased employees within the meaning of Code
Section 414(n). A "leased employee" means any person who performs services for an Employer or an Affiliate (the "recipient") (other than an employee of the "recipient") pursuant to an agreement between the "recipient" and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the "recipient". Employees shall not include any individual whose employment with the Company or an Affiliate is governed by a collective bargaining agreement between the Company and employee representatives if evidence exists that retirement benefits were a subject of good faith bargaining between the parties, and provided such bargaining agreement does not provide for participation in this Plan.

                  "Employer" means the Company.

                  "Entry Date" means January 1, April 1, July 1 and October 1 of each Plan Year.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any regulations promulgated thereunder.

                  "Exempt Loan" means an extension of credit to the Plan which satisfies the requirements of Treasury Regulations Section 54.4975-7(b) and Department of Labor Regulations Section 2550.408(b)-3, or any future law or regulation that modifies either or both of these two regulations and affects the exemption for such loans to an employee stock ownership plan.

                  "Fund" means the assets and all income, gains and losses thereon held by the Trustee under the Trust Agreement for the exclusive benefit of Participants and Beneficiaries of the Plan.

                  "Highly Compensated Employee"

                           (a)      Highly Compensated Employee means an
Employee who performs service during the determination year and is described in one or more of the following groups:

                                    (i) An Employee who is a 5% owner, as
defined in Code Section 416(i)(1)(A)(iii), at any time during the determination year or the look-back year.

                                    (ii) An Employee who receives compensation
in excess of $80,000 (indexed in accordance with Code Section 415(d)) during the look-back year.

                                    (iii) An Employee who receives compensation
in excess of $80,000 (indexed in accordance with Code Section 415(d)) during the look-back year and is a member of the top-paid group for the look-back year.

                           (b)      For purposes of the definition of Highly
Compensated Employee, the following definitions and rules shall apply:

                                    (i) The determination year is the Plan Year
for which the determination of who is highly compensated is being made.

                                    (ii) The look-back year is the 12 month
period immediately preceding the determination year, or if the Employer elects, the calendar year ending with or within the determination year.

                                    (iii) The top-paid group consists of the top
20% of employees ranked on the basis of compensation received during the year. For purposes of determining the number of employees in the top-paid group, employees described in Code Section 414(q)(8) and Treasury Regulations Section 1.414(q)-1T Q&A 9(b) are excluded.

                           (c) Compensation is compensation within the meaning
of Code Section 415(c)(3), plus, for purposes thereof, elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement under Code Section 401(k) or tax-sheltered annuity. Employers aggregated under Code Sections 414(b), (c), (m), or (o) are treated as a single employer.

                  "Hours of Service" means:

                           (a)      Performance of Duties.  The actual hours for
which an Employee is paid or entitled to be paid by the Company for the performance of duties;

                           (b)      Nonworking Paid Time.  Each hour for which
an Employee is paid or entitled to be paid by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability (to the extent not already included in Compensation), layoff, jury duty, military duty or leave of absence; provided, however, no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performed no duties; and provided further that no credit shall be given for payments made or due under a plan maintained solely for the purpose of complying with applicable worker's or unemployment compensation or disability insurance laws or for payments which solely reimburse an Employee for medical or medically related expenses incurred by the Employee; and

                           (c)      Maternity, Paternity and FMLA Leave.  Solely
for purposes of determining whether a one year Break in Service (as defined in Section 2.6 of the Plan) has occurred for purposes of determining eligibility to participate and vesting, each hour for which an Employee is absent from employment by reason of (i) pregnancy of the Employee, (ii) birth of a child of the Employee, (iii) placement of a child in connection with the adoption of the child by an individual, or (iv) caring for the child during the period immediately following the birth or placement for adoption. Hours of Service shall also, for these limited purposes, include each hour for which an Employee who has worked for the Company or an Affiliate for at least 12 months and for at least 1,250 Hours of Service during the year preceding the start of the leave, is absent from employment on an unpaid family leave for up to 12 weeks, as provided for in the Family and Medical Leave Act of 1993 (the "FMLA Leave"), by reason of (A) the birth or adoption of a child, (B) the care of a spouse, child or parent with a serious health condition, or (C) his own serious health condition, provided that such an Employee provides the Company with a 30-day advance notice if the leave is foreseeable, and/or medical certification satisfactory to support his request for leave because of a serious health condition. For purposes of determining whether an Employee's leave qualifies as a "FMLA Leave" in order to be credited with Hours of Service under this Plan, the Family and Medical Leave Act of 1993 ("FMLA") and the regulations promulgated thereunder shall apply. During the period of absence, the Employee shall be credited with the number of hours that would be generally credited but for such absence or if the general number of work hours is unknown, eight Hours of Service for each normal workday during the leave (whether or not approved). These hours shall be credited to the computation period in which the leave of absence commences if crediting of such hours is required to prevent the occurrence of a one year Break in Service in such computation period, and in other cases, in the immediately following computation period. The computation period shall be the same as the relevant period for determining eligibility computation periods and vesting computation periods. Unless otherwise required under the FMLA and the regulations promulgated thereunder, no more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).

                           (d)      Back Pay. Each hour for which back pay,
irrespective of mitigation of damages, is either awarded or agreed to by the Company; provided, however, Hours of Service credited under paragraphs (a), (b) and (c) above shall not be recredited by operation of this paragraph.

                           (e)      Equivalencies.  The Administrative Committee
shall have the authority to adopt any of the following equivalency methods for counting Hours of Service that are permissible under regulations issued by the Department of Labor: (i) Working Time; (ii) Periods of Employment; (iii) Earnings; or (iv) Elapsed Time. The adoption of any equivalency method for counting Hours of Service shall be evidenced by a certified resolution of the Committee, which shall be attached to and made part of the Plan. Such resolution shall indicate the date from which such equivalency shall be effective.

                           (f)      Miscellaneous.  Unless the Administrative
Committee directs otherwise, the methods of determining Hours of Service when payments are made for other than the performance of duties and of crediting such Hours of Service to Plan Years set forth in Department of Labor Regulations Sections 2530.200b-2(b) and (c), shall be used hereunder and are incorporated by reference into the Plan.

                           Participants on military leaves of absence who are
not directly or indirectly compensated or entitled to be compensated by the Company while on such leave shall be credited with Hours of Service as required by Section 9 of the Military Selective Service Act.

                           Notwithstanding any other provision of this Plan to
the contrary, an Employee shall not be credited with Hours of Service more than once with respect to the same period of time.

                  "Investment Manager" means an investment advisor, bank or insurance company, meeting the requirements of ERISA Section 3(38), appointed by the Company to manage the Plan's assets in accordance with the Trust Agreement.

                  "Normal Retirement Date" means the first day of the calendar month coincident with or following the date on which a Participant attains age 65.

                  "Participant" means an Employee participating in the Plan in accordance with Article 3.

                  "Plan" means the Mercer Insurance Group, Inc. Employee Stock Ownership Plan, as set forth in this document and in the Trust Agreement pursuant to which the Fund is maintained, in each case as amended from time to time.

                  "Plan Year" means the calendar year.

                  "Suspense Account" means the account established and maintained to hold Company Stock acquired with the proceeds of an Exempt Loan and held in the Fund, which Company Stock has not been allocated to the Accounts of Participants with respect to the year of such acquisition.

                  "Trust Agreement" means the agreement of Trust established by the Company and the Trustee for purposes of holding title to the assets of the Plan.

                  "Trustee" means Trenton Savings Bank, F.S.B. or an affiliate thereof, successor thereto or substitute therefor, in any case as appointed by the Board of Directors of the Company in accordance with Article 12 to hold legal title to the assets of the Fund and that expressly agrees to be bound by the terms and conditions of the Trust Agreement.

                  "Valuation Date" shall mean the last business day of each calendar quarter (March 31, June 30, September 30 and December 31), and such other more frequent dates as the Administrative Committee may from time to time establish.

                  "Year of Service" means a Plan Year or the eligibility computation period in which a Participant completes at least 1,000 Hours of Service.

                  THE MASCULINE GENDER, WHERE APPEARING IN THE PLAN, SHALL BE DEEMED TO INCLUDE THE FEMININE GENDER, UNLESS THE CONTEXT CLEARLY INDICATES TO THE CONTRARY.

                                   ARTICLE III
                                   ELIGIBILITY

                  3.1 Eligibility Generally. Each Employee who is employed by the Company on the Effective Date shall be eligible to become a Participant in the Plan as of the Effective Date provided he has attained age 21 and has satisfied the requirements of Section 3.2 of the Plan relating to the completion of an eligibility computation period.

                  3.2 Eligibility Computation Period. An Employee's eligibility computation period shall be the twelve consecutive month period during which the Employee is credited with 1,000 or more Hours of Service beginning with the date the Employee first performs an Hour of Service. Thereafter, the eligibility computation period of an Employee shall be the Plan Year, including the Plan Year that includes the first anniversary of the date of his first Hour of Service.

                  3.3 Commencement of Participation. Each Employee who has satisfied the requirements of Section 3.1 of the Plan shall commence participation in the Plan on the later of the Effective Date or the Entry Date concurrent with or next following the date on which he satisfies such requirements.

                  3.4 Cessation of Participation. An Employee shall cease to be a Participant upon the earliest of (a) the date on which he retires under the Plan, (b) the date on which his employment with the Company terminates for any reason, including death or Disability, (c) the date on which his employment with the Company is governed by a collective bargaining agreement that does not provide for participation in this Plan; or (d) the date on which he becomes a "leased employee" as defined in Code Section 414(n).

                  3.5 Special Rules for Participation and Vesting Purposes. For purposes of determining an Employee's eligibility to participate in the Plan pursuant to Section 3.1 of the Plan, and for purposes of determining his Years of Service and vested interest pursuant to this Section 3.5 and Section 4.1 of the Plan, respectively, Hours of Service shall include an

Employee's Hours of Service (a) with an Affiliate after it became an Affiliate hereunder, (b) while a "leased employee" as defined in Code Section 414(n) with the Company or an Affiliate after it became an Affiliate, (c) while an employee covered by the terms of a collective bargaining agreement that does not provide for participation in this Plan, or (d) with the Company prior to the Effective Date provided such Employee was eligible to participate in this Plan on the Effective Date in accordance with Section 3.1.

                  3.6 Years of Service. A participant's vested interest in his Account shall be based on his Years of Service. Subject to the reemployment provisions of Section 3.7 of the Plan, a Participant or Employee shall be credited with a Year of Service for each Plan Year in which he is credited with 1,000 or more Hours of Service with the Company.

                  3.7 Participation upon Reemployment. Upon the reemployment of any person after the Effective Date who had previously been employed by the Company on or after the Effective Date, the following rules shall apply in determining his participation in the Plan and his Years of Service under Section 3.5 of the Plan:

                           (a)      No Prior Participation. If the reemployed
Employee was not a Participant in the Plan during his prior period of employment and the reemployed Employee incurred a one-year Break in Service, he must meet the requirements of Section 3.1 of the Plan for participation in the Plan as if he were a new Employee. If the reemployed Employee was not a Participant in the Plan during his prior period of employment and the reemployed Employee did not incur a one-year Break in Service, all Service with the Company before termination of employment and after re-employment will be aggregated for purposes of meeting the requirements of Section 3.1 of the Plan for participation in the Plan. For purposes of this Article 3, the term one-year Break in Service means a twelve consecutive month period during which the Employee does not perform at least 500 hours of service.

                           (b)      Prior Participation. If the reemployed
Employee was a Participant in the Plan during his prior period of employment, he shall be entitled to resume participation in the Plan on the date of his reemployment.

                           (c)      Years of Service. Upon reemployment
following a Break in Service, any Employee who was entitled to a nonforfeitable (vested) benefit as of the date of his original Break in Service will have his Years of Service before and after the Break in Service aggregated. Any Employee who was not eligible for a nonforfeitable (vested) benefit under this Plan at the date of his original Break in Service will have his Years of Service before the Break in Service aggregated with his Years of Service after the Break in Service unless the period commencing with the date of his termination of employment and ending with the date of his reemployment exceeds the greater of
(i) his Years of Service prior to the Break in Service or (ii) five years.

                           (d)      Veterans Reemployment Rights.
Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). The Administrative Committee shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

                                   ARTICLE IV
                                    VESTING

                  4.1 In General. Each Participant shall have a vested interest in his Account, if any, in accordance with the following vesting schedule:

Years of Service After the Effective Date                      Vested Percentage
-----------------------------------------                      -----------------
0-5 Years of Service                                                   0%

5 or more Years of Service                                           100%

                  For purposes of determining an Employee's vested interest under this Section 4.1, an Employee's Years of Service shall be disregarded as permitted by Code Section 411(a)(4)(D).

                  4.2 Normal Retirement Date. Notwithstanding the provisions of Section 4.1 of the Plan, a Participant who terminates employment on or after his Normal Retirement Date, shall be 100 percent vested in his Account.

                  4.3 Death or Disability. Notwithstanding the provisions of Section 4.1 of the Plan, if a Participant's employment is terminated on account of death or Disability, he shall be 100 percent vested in his Account.

                  4.4 Forfeiture of Account. If a Participant terminates employment prior to the time he is 100 percent vested in his Account for a reason other than death, Disability, or Normal Retirement, then the non-vested amount shall be immediately forfeited and allocated as of the end of the Plan Year in which the Participant incurs a one-year Break in Service. Forfeitures shall be allocated to the Accounts of Participants who were employed by the Company on the last day of the Plan Year with respect to which forfeitures are allocated in the ratio that the Compensation of each Participant for such Plan Year bears to the total Compensation of all such Participants for such Plan Year.

                                   ARTICLE V
                          CONTRIBUTIONS AND ALLOCATIONS

                  5.1 Company Contributions. For each Plan Year, the Company may contribute cash or shares of Company Stock, or both, in such amounts as may be determined by the Board of Directors. In no event, however, shall Company contributions made under this Section 5.1 exceed fifteen percent (15%) of each Participant's Compensation, except to the extent Company contributions are used to pay the interest on an Exempt Loan.

                  In the event shares of Company Stock are sold to the Trustee for a Plan Year, the fair market value of such Company Stock shall be determined in accordance with the provisions of Article 8. Employer contributions made under this Section 5.1 shall be transferred to the Trustee no later than the due date (including extensions) for filing the Company's Federal income tax return.

                  5.2 Time and Manner of Contributions. All Company contributions shall be paid directly to the Trustee, and a contribution for any Plan Year shall be made not later than the date prescribed by law for filing the Company's Federal income tax return (including extensions, if any) for the Company's taxable year that ends within or with that Plan Year.

                  5.3 Employee Contributions. Participants are neither permitted nor required to make contributions to the Plan.

                  5.4 Recovery of Contributions. The Company may recover contributions to the Plan, only as set forth in this Section 5.4.

                           (a)      Contributions made to the Plan shall be
conditioned upon the initial and continuing qualification of the Plan. If the Plan is determined to be disqualified, contributions made in respect of any period subsequent to the effective date of such disqualification shall be returned to the Company.

                           (b)      Contributions made to the Plan shall be
conditioned upon their deductibility under the Code. To the extent that a deduction is disallowed for any contribution, such amount shall be returned to the Company within one year after the disallowance of the deduction.

                           (c)      If a contribution, or any part thereof, is
made on account of a mistake of fact, the amount of the contribution attributable to such mistake shall be returned to the Company within one year after it is made.

                  5.5 Allocation of Employer Contributions. Subject to the limitations set forth in Article 6, Employer contributions made to the Trust in the form of cash or Company Stock for a Plan Year shall be allocated to the Accounts of Participants in the ratio of the Compensation of each Participant for the Plan Year to the total Compensation of all Participants for the Plan Year, provided that the Participant has completed 1,000 Hours of Service and is actively employed on the last date of the Plan Year.

                  5.6 Income on Investments. The income, gains, and losses attributable to investments under the Plan shall be allocated annually or at such other times as the Administrative Committee may determine to the Accounts of Participants and Beneficiaries who have undistributed balances in their Accounts on the Valuation Date, in proportion to the amounts in the Accounts immediately after the preceding Valuation Date, but after first reducing each Account by any distributions, withdrawals or transfers from the Trust during the interim period and increasing each Account by any transfers to the Trust and by contributions made to the Trust during the interim period.

                  Distributions from the Plan shall include income, gains, and losses accrued as of the coincident or immediately preceding Valuation Date, and shall not be adjusted proportionately to reflect any income, gains, or losses accrued after that Valuation Date. All valuations shall be based on the fair market value of the assets in the Trust on the Valuation Date.

                  5.7 Certain Stock Transactions. Shares of Company Stock received by the Trustee as a result of a stock split, dividend, conversion, or as a result of a reorganization or other recapitalization of the Company shall be allocated as of the day on which such shares are received by the Trustee in the same manner as the shares of Company Stock to which they are attributable are then allocated.

                  5.8 Valuation of Trust Fund. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust, after deducting withdrawals, distributions, and any expenses of Plan administration paid out of the Trust, and including any contributions allocated to Participants' Accounts, for the valuation period ending on the Valuation Date. In determining value, the Trustee may use such generally accepted methods as the Trustee, in its discretion, deems advisable, which, in the case of Company Stock shall be in accordance with the provisions of Article 8.

                                   ARTICLE VI
                        MAXIMUM LIMITATION ON ALLOCATIONS

                  6.1      Participation Solely in This Plan.

                           (a)      If the Participant does not participate in,
and has never participated in another plan qualified under Code Section 401(a) that is maintained by the Employer, or a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, or an individual medical account (as defined in Code Section 415(l)(2)) maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in the Plan. If the Company's contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the excess amounts in the Participant's Account must be allocated and reallocated to other Participants. If the allocation or reallocation of the excess amounts cause the Maximum Permissible Amount to be exceeded with respect to each Participant for the Limitation Year, then these amounts must be held unallocated in a Code
Section 415 suspense account. If a Code Section 415 suspense account is in existence at any time during a Limitation Year pursuant to this Section 6.1, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the Code Section 415 suspense account must be allocated and reallocated to Participants' Accounts (subject to the Maximum Permissible Amount) before any Employer contributions may be made to the Plan for that Limitation Year.

                           (b)      Prior to determining the Participant's
actual Compensation for the Limitation Year, the Company may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

                           (c)      As soon as is administratively feasible
after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

                           (d)      If, after determining the Participant's
actual Compensation or, if as a result of an allocation of forfeitures, there is an amount in excess of the Maximum Permissible

Amount allocated to a Participant's Account, the excess shall be allocated in the same manner as provided for in Section 6.2(a) of the Plan.

                  6.2      Participation in Another Defined Contribution Plan.

                           (a)      This Section 6.2 applies if a Participant is
also covered under another defined contribution plan or a welfare benefit fund (as defined in Code Section 419(e)) or an individual medical account (as defined in Code Section 415(l)(2) maintained by the Employer which provides an Annual Addition during any Limitation Year. If the Participant participates in one or more such plans, all reductions in Annual Additions shall be made under such plans and not under this Plan. In the event that, notwithstanding the preceding sentence, the Annual Additions to be credited under this Plan should exceed the Maximum Permissible Amount, the Annual Additions which would otherwise be credited to the Participant's Account under any other such plan shall be reduced prior to making any reduction hereunder, which reduction shall be made to the maximum extent possible under this Plan and shall be reduced in the manner set forth in Section 6.1 of the Plan.

                  6.3 Definitions. The following definitions apply solely for purposes of this Article 6.

                           (a)      Annual Additions means the sum of the
following amounts credited to a Participant's Account for the Limitation Year:

                                    (i)      employer contributions

                                    (ii)     employee contributions

                                    (iii)    forfeitures

                                    (iv)     amounts allocated to an individual
medical account (as defined in Code Section 415(l)(2)) which is part of a pension or annuity plan maintained by the Employer which are treated as Annual Additions to a defined contribution plan, and

                                    (v)      amounts derived from contributions
paid or accrued, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund maintained by the Employer which are treated as Annual Additions to a defined contribution plan.

                                    (vi)     Excess amounts applied to reduce
Employer contributions under Sections 6.2 or 6.1 of the Plan in the Limitation Year will be Annual Additions for such Limitation Year.

                           (b)      Compensation means wages, salary and other
remuneration for personal services required to be reported pursuant to Code Sections 6041(d) and 6051(a)(3) except that Compensation will be determined without regard to any rules under Code Section 3401(a) that limit remuneration based upon the nature or location of the services performed. Compensation shall not include amounts excluded from gross income pursuant to Code Section 132(f).

                           (c)      Employer means the Company and all members
of a controlled group of corporations (as defined in Code Section 414(b) and modified by Code Section 415(h)) all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h)), any affiliated service group (as defined in Code Section 414(m)) of which the Company is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

                           (d)      Limitation Year means the calendar year.

                           (e)      Maximum Permissible Amount means the Maximum
Annual Additions that may be contributed or allocated to a Participant's Account for any Limitation Year. Such amount shall not exceed the lesser of:

                                    (i)      $40,000, or

                                    (ii)     100 percent of the Participant's
Compensation for the Limitation Year.

                  The Maximum Permissible Amount shall be pro-rated in the case of any Limitation Year of less than 12 months created by the changing of the Limitation Year.

                  If no more than one-third of Company contributions to the Plan for a Plan Year which are deductible under Code Section 404(a)(9) are allocated to the Accounts of Participants who are Highly Compensated Employees, there shall be excluded in determining the Maximum Permissible Amount of each Participant for such Plan Year (A) the contributions applied to the payment of interest on an Exempt Loan; and (B) any forfeitures of Company contributions if the forfeited contributions were Company Stock acquired with the proceeds of an Exempt Loan.

                                  ARTICLE VII
                           INVESTMENT OF TRUST ASSETS

                  7.1      Trust.

                           (a)      All assets of the Plan shall be held in the
Trust. To the extent the Trustee deems practical, the Trustee shall use all available cash, as directed by the Administrative Committee, to purchase Company Stock in open market transactions, from other stockholders or to buy newly issued Company Stock from the Company. If the purchase is from the Company or a Disqualified Person, such purchase shall be for adequate consideration and no commission is to be charged with respect to the purchase. If no such stock is available for purchase, or if the Trustee determines that the purchase of such additional stock is not practical, the Trustee shall invest in other securities or property, real or personal, consistent with the requirements of Title I of ERISA. These other securities, property and cash shall be held by the Trustee in the Investment Fund. The Investment Fund income shall be allocated as of each Valuation Date to Participant's Investment Accounts in proportion to the balance in these accounts at the beginning of the year.

                           (b)      For purposes of this Article 7, Article 9,
Article 10 and Article 17, the term "Disqualified Person" means a person defined in Code Section 4975(e), including but not limited to (i) a fiduciary of the Plan; (ii) a person providing services to the Plan; (iii) an owner of

50% or more of the combined voting power or value of all classes of stock of the Company entitled to vote or the total value of shares of all classes of stock of the Company and certain members of such owner's family; or (iv) an officer, director, 10% or greater shareholder or highly compensated employee (who earns 10% or more of the yearly wages) of the Company.

                                  ARTICLE VIII
                             COMPANY STOCK APPRAISAL

                  The fair market value of Company Stock shall be determined, on any relevant day, as follows: (a) if such stock is then traded in the over-the-counter market, the closing sale price (as reported in the National Market System by NASDAQ with respect to such stock) for the most recent date (including such relevant day) during which a trade in such stock has occurred, or (b) if such stock is then traded on a national securities exchange, the closing sale price for the most recent date (including such relevant date) during which a trade in such stock has occurred. In accordance with the provisions of Code Section 401(a)(28)(C), if Company stock is not actively traded in the over-the-counter market, or on a national securities exchange, a valuation of Company stock required to be made under this Plan shall be made by an independent appraiser who satisfies requirements similar to those contained in regulations issued under Code Section 170(a)(1).

                                   ARTICLE IX
                                  DISTRIBUTIONS

                  9.1 Termination of Employment. In the event of the Participant's termination of employment for any reason (including attaining his Normal Retirement Date, attainment of age 55 and the completion of Five Years of Service or on account of death or Disability), a Participant shall be entitled to a distribution of all amounts determined under Article 4 that are credited to his Account at the times set forth in this Article 9.

                  9.2 Death. Upon the death of a Participant, all amounts credited to his Account shall be distributed to his Beneficiary, determined in accordance with this Section 9.2.

                           (a)      The Administrative Committee may require
such proof of death and such other evidence of the right of any person to receive payment of the Account of a deceased Participant as the Administrative Committee deems necessary. The Administrative Committee's determination of death and of the right of any person to receive payment shall be conclusive and binding on all parties.

                           (b)      The Beneficiary upon the death of a
Participant shall be his spouse; provided, however, that the Participant may designate, on a form provided by the Administrative Committee for such purpose, a Beneficiary other than his spouse, if:

                                    (i)      the spouse has waived the right to
be the Participant's Beneficiary in the manner set forth in subsection (c) of this Section 9.2; or

                                    (ii)     the Participant has established to
the satisfaction of the Administrative Committee that he has no spouse or that his spouse cannot be located.

                           (c)      Any consent by a Participant's spouse to
waive a death benefit must be filed with the Administrative Committee in writing, in a manner, and on a form provided by the Committee for such purpose. The spouse's consent must acknowledge the effect of the consent and must be witnessed by a notary public. The designation of a Beneficiary other than spouse made by a married Participant must be consented to by his spouse and may be revoked by the Participant in writing without the consent of the spouse. Any new beneficiary designation must comply with the requirements of this subsection
(c). A former spouse's waiver shall not be binding on a new spouse.

                           (d)      In the event the designated Beneficiary
fails to survive the Participant, or if such designation shall be ineffective for any reason, the Participant's Account shall be paid in the following order of priority: first to the Participant's surviving spouse, if any; second, if there is no surviving spouse, to the Participant's surviving children, if any, in equal shares; third, if there is neither a surviving spouse nor surviving children, to the legal representatives of the estate of the Participant.

                  9.3      Time of Payment.

                           (a)      The distribution of a Participant's Account
shall begin as soon as administratively feasible, but not later than 60 days after the end of the Plan Year, in which his date of termination of employment occurred.

                           (b)      The distribution of the Participant's
Account balance will be in one lump sum.

                  9.4 Form of Payment. Distributions of a Participant's Account balance under this Article 9 shall be made in Company Stock unless the distributee elects cash.

                  Such distributions shall be the fair market value of each share multiplied by the number of shares credited to the Participant's Account, with appropriate adjustments to reflect intervening stock dividends, stock splits, stock redemptions, or similar changes to the number of outstanding shares. The fair market value of a share shall be determined as of the Valuation Date immediately preceding the date the distribution is made or, in the case of a transaction between the Plan and a Disqualified Person, determined as of the date of the transaction.

                  9.5      Direct Rollover.

                           (a)      Notwithstanding any provision of the Plan to
the contrary that would otherwise limit a distributee's election under this
Article 9, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                           For purposes of this Section 9.5, the following
definitions apply:

                  "Eligible rollover distribution". An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more, or any distribution to the extent such distribution is required under Code Section 401(a)(9); or the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  "Eligible retirement plan". An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  "Distributee". A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with respect to the interest of the spouse or former spouse.

                  "Direct rollover". A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                  9.6 Diversification Election. Notwithstanding any provision of this Article to the contrary, effective for Plan Years commencing on or after January 1, 2012, a Participant who has attained age 55 and completed at least ten years of participation in this Plan may elect in writing, on a form provided by the Administrative Committee for such purpose, within ninety days after the close of each Plan Year during the Qualified Election Period, to direct the investment of a portion of his interest in the Company Stock Account not in excess of 25 percent of such interest, less amounts subject to all prior elections under this Section 9.6 as a transfer to the applicable Mercer Insurance Group, Inc. defined contribution plan which permits Participants to make investment elections. Upon a Participant's election to diversify a portion of his interest in the Company Stock Account, Company Stock in an amount equal to the portion so elected, valued as of the Valuation Date concurrent with or immediately preceding the date of such election will be transferred to the applicable Mercer Insurance Group, Inc. defined contribution plan which permits Participants to make investment elections. A participant may then make investment elections among the several funds. Starting from the sixth Plan Year during the Qualified Election Period of a Participant, 50 percent shall be substituted for 25 percent in the preceding sentence.

                  For purposes of this Section 9.6, "Qualified Election Period" means, with respect to a Participant, the period beginning with the later of (a) the Plan Year in which the Participant attains age 55 or (b) the Plan Year in which the Participant completes at least ten years of participation in the Plan and ending with the year in which the Participant terminates his employment for any reason.

                  9.7 Election to Retain Interests in Plan. No distribution shall be made to a Participant before his Normal Retirement Date unless (a) the Participant's prior written consent to the distribution has been obtained by the Administrative Committee, or (b) the value of the

Participant's Account does not exceed $5,000 as of the date of the event giving rise to the distribution.

                  9.8      Mandatory Distributions.

                           (a)      Subject to the provisions of Section 9.3 of
the Plan, unless a Participant otherwise elects in writing, payment of benefits under this Plan shall commence not later than sixty days after the close of the Plan Year in which the latest of the following dates occur:

                                    (i)      the date on which the Participant
attains age 65;

                                    (ii)     the 10th anniversary of the date on
which the Participant commenced participation in the Plan; or

                                    (iii)    the date the Participant terminates
employment with the Company.

                           (b)      (i)      Any provision of this Plan to the
contrary notwithstanding, all amounts credited to a Participant's Account shall commence to be distributed not later than the later of (i) April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or (ii) the date the Participant terminates employment with the Company. Any subsequent distributions for other distribution calendar years, including the minimum distribution for the distribution calendar year in which the Participant's initial minimum distribution on April 1 occurs, will be made in a lump-sum on or before December 31 of that distribution calendar year. All such distributions shall be made in accordance with the rules set forth in Code
Section 401(a)(9), including the minimum distribution incidental requirements of Treasury Regulations Section 1.401(a)(9)-2.

                                    (ii)     In the event the Participant dies
after distributions have commenced under this Article 9 but before his entire Account is distributed, the remaining portion of his Account shall be distributed at least as rapidly as under the method of distribution being used as of the date of his death.

                                    (iii)    In the event the Participant dies
before distributions under this Article 9 have commenced, then, unless the Beneficiary of the Participant is his spouse or a designated Beneficiary, the entire balance in the Account of the Participant shall be distributed on or before the December 31 of the calendar year in which occurs the fifth anniversary of the death of such Participant.

                  The preceding paragraph shall not apply if either condition of
(A) or (B) as set forth below are satisfied:

                                    A.       If the Participant's designated
Beneficiary is the surviving spouse of such Participant or former Participant, such distribution shall not be required to begin prior to the date on which the Participant or former Participant would have attained age 70 1/2, and at such time may be distributed over the life expectancy of such spouse (if the surviving spouse dies prior to commencement of distributions to such spouse, then this subsection (A) shall be applied as if the surviving spouse were the Participant or former Participant);

                                    B.       If the Participant or former
Participant's distribution, or any portion thereof, is payable to a designated Beneficiary, such distribution or portion thereof may be distributed in accordance with regulations over the life of such designated Beneficiary (or over, a period not extending beyond the life expectancy of such designated Beneficiary) if such distribution or portion thereof begins not later than one year following the Participant or former Participant's death or such later date as may be prescribed by regulations. For purposes of subsections (A) and (B), life expectancy shall be calculated in accordance with the provisions of Code
Section 72. Life expectancy of a surviving spouse may be calculated annually, however. In the case of any other designated Beneficiary, life expectancy must be calculated at the time payment first commences.

                  Any amount payable to a child pursuant to the death of a Participant or former Participant shall be treated as if it were payable to the Participant's or former Participant's surviving spouse if such amount would become payable to the surviving spouse upon such child reaching majority (or other designated event permitted by regulations).

                  Any distribution required under the incidental death benefit requirements of Code Section 401(a)(9) shall be treated as a distribution required under this Section of 9.8.

                  9.9      Dividend Distributions.

                           (a)      Any cash dividends on Company Stock acquired
with the proceeds of an Exempt Loan and held in Suspense Account shall be applied first to repay the principal and, at the Committee's discretion, the interest, of the Exempt Loan. In addition, if any cash dividends on shares of such Company Stock allocated to Participant's Accounts are used to pay the principal and/or the interest of the Exempt Loan at the Committee's discretion, Company Stock with a fair market value not less than the amount of the dividends so used must be allocated to the Participants' Accounts to which such cash dividends would have been allocated.

                           (b)      After the payment of the principal and the
interest of the Exempt Loan, any remaining cash dividends on Company Stock may be used to purchase Company Stock or allocated to Accounts of Participants to subsection (c) below.

                           (c)      In the case of any cash dividends on Company
Stock that are allocable to the Accounts of Participants with respect to vested shares, they may be paid currently (or within ninety days after the end of the Plan Year in which the dividends are paid to the Trust) as cash, or the Company may pay such dividends directly to the Participants' Accounts as the Administrative Committee may determine.

                  9.10 Right of First Refusal. In the event a Participant (or former Participant) or his Beneficiary desires to sell to a third person Company Stock he received as a distribution from the Plan, the Participant must first offer the Company, then the Plan, the right to purchase his Company Stock at a price and on such terms not less favorable to the Participant than the greater of (a) the price established by a bona fide offer or (b) the fair market value of the Company Stock using the value determined as of the most recent Valuation Date. The right of the Company and the Plan to purchase such stock shall lapse on the 14th day after the Participant or former Participant or Beneficiary gives written notice to the Company or the Plan of the fact that he has received an offer from a third party to purchase his Company Stock and of the price and other terms of such offer.

                  9.11     Prohibited Company Stock Transactions.

                           (a)      No portion of the assets of the Plan
attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may be allocated to the Account of (i) any Qualifying Selling Shareholder during the Nonallocation Period, or (ii) any other person who owns more than 25 percent of (A) any class of outstanding stock of the Company or any of its Affiliates, or (B) the total value of any class of outstanding stock of the Company or any of its Affiliates. For purposes of this Section, the definition of "Affiliate" under Section 2.3 of the Plan shall be modified in accordance with Code Section 409(l)(4).

                           (b)      For purposes of this Section 9.11, the
following initially capitalized words shall carry the following meanings:

                                    (i)      "Qualifying Selling Shareholder"
means any shareholder of Company Stock who makes an election under Code Section 1042(a) with respect to Company Stock, or any individual who is related to (within the meaning of Code Section 267(b)) the shareholder of Company Stock as defined above. The term shall not include any lineal descendant of such shareholder or if the aggregate amount allocated to the benefit of all such lineal descendants during the Nonallocation Period does not exceed more than 5 percent of Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 applied.

                                    (ii)     "Nonallocation Period" means the
period beginning on the date of the sale of Company Stock and ending on the later of the date which is 10 years after the date of the sale, or the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

                                   ARTICLE X
                           RIGHT TO SELL COMPANY STOCK

                  10.1     Put Requirements.

                           (a)      In the event Company Stock is distributed
and is not publicly traded in the over-the-counter market or on a national securities exchange at the time of distribution, the Participant, former Participant, or Beneficiary may have an option (the "Put") to require the Company to purchase all of the shares actually distributed to him. The Put may be exercised at any time during the Option Period (as defined in subsection (f) below) by giving the Administrative Committee and the Company written notice of the election to exercise the Put. The Put may be exercised by a former Participant or a Beneficiary only during the Option Period with respect to which the former Participant or Beneficiary receives a distribution of Company Stock.

                           (b)      (i)      The price paid for Company Stock
sold to the Plan or the Company pursuant to the Put shall be the fair market value of each share multiplied by the number of shares to be sold under the Put, with appropriate adjustments to reflect intervening stock dividends, stock splits, stock redemptions, or similar changes to the number of outstanding shares. The fair market value of a share shall be determined (A) as of the Valuation Date immediately preceding the date the Put is exercised, or (B) in the case of a transaction between the Plan and a Disqualified Person, determined as of the date of the transaction.

                                    (ii)     If the distribution of Company
Stock to a former Participant or Beneficiary constituted a distribution within one taxable year of the balance of his Account, the Company reserves the right to establish guidelines to be exercised in a uniform and nondiscriminatory manner, to make payment for the shares subject to the Put on an installment basis in substantially equal annual, quarterly or monthly payments over a period not to exceed five years, such period beginning no later than thirty days after exercise of the Put. The Company shall pay reasonable interest at least annually on the unpaid balance of the price and shall provide to the former Participant or Beneficiary adequate security with respect to the unpaid balance. If the distribution was part of an installment distribution, the Company shall pay the Participant in cash within thirty days after exercise of the Put.

                           (c)      The Put shall not be assignable, except that
the Participant's or former Participant's legal representative (in the event of a Participant's incapacity) or, in the event of a Participant's or former Participant's death, his Beneficiary shall be entitled to exercise the Put during the Option Period for which it is applicable.

                           (d)      The Trustee (on behalf of the Plan) in its
discretion, may assume the Company's obligations under this Section at the time a Participant, former Participant, or Beneficiary exercises the Put, with the Company's consent. If the Trustee assumes the Company's obligations, the provisions of this Section that apply to the Company shall also apply to the Trustee.

                           (e)      The Administrative Committee shall notify
each Participant, former Participant, and Beneficiary who is eligible to exercise the Put of the fair market value of each share of Company Stock as soon as practicable following its determination. The Administrative Committee shall send all notices required under this Section to the last known address of a Participant, former Participant, or Beneficiary, and it shall be the duty of those persons to inform the Administrative Committee of any changes in address.

                           (f)      For purposes of this Section, the "Option
Period" is the period of sixty days following the day on which a Participant, former Participant, or Beneficiary receives a distribution. If such person does not exercise the Put during that sixty-day period, the Option Period shall also be the sixty-day period beginning on the first anniversary of the day on which he received a distribution. Notwithstanding the preceding sentences, when Company Stock is acquired with the proceeds of an Exempt Loan, the "Option Period" shall be the fifteen (15) month period beginning on the date such Company Stock is distributed to a Participant (or his Beneficiary). Such 15-month period shall be extended by a period equal to the number of days, if any, during which the Company is precluded from honoring the put option by reason of applicable federal or state law.

                                   ARTICLE XI
                       VOTING AND TENDER OF COMPANY STOCK

                  11.1     Voting.

                           (a)      All shares of Company Stock held in the
Trust shall be voted by the Trustee.

                           (b)      Each Participant and Beneficiary shall be
entitled to direct the Trustee as to the manner in which Company Stock allocated to his Account is to be voted on any and all matters which may be presented to the shareholders of Company Stock.

                           (c)      With respect to (i) allocated Company Stock
as to which no direction is received, (ii) unallocated shares of Company Stock in the Suspense Account and (iii) allocated shares of Company Stock that are not subject to voting right pass through requirement under Code Section 409(e), the Trustee shall vote such shares in proportion to the response received from Participants and Beneficiaries for allocated shares under (b) above. In exercising such discretion, the Trustee shall comply with its fiduciary duties as required by ERISA.

                  11.2     Tender.

                           (a)      The Trustee shall not sell, alienate,
encumber, pledge, transfer or otherwise dispose of any Company Stock; except (i) as specifically provided for in the Plan or a Trust Agreement, or (ii) in the case of a "tender or exchange offer", as set forth in subsection (b) of this
Section 11.2.

                  For purposes of this Article 11, the term "tender or exchange offer" shall mean: (A) any offer for, or request for or invitation for tenders or exchanges of, or offers to purchase or acquire any shares of Company Stock that is directed generally to shareholders of the Company, or (B) any transaction involving Company Stock which may be defined as a "tender offer" under proposed or final rules or regulations promulgated by the Securities and Exchange Commission.

                           (b)      (i)      In the event of a tender or
exchange offer, each Participant or, if the Participant is not alive, his Beneficiary, shall have the right to determine confidentially whether to tender or exchange any whole and fractional shares of Company Stock allocated to his Account and shall be entitled to instruct the Trustee as to the tender of such shares. Upon receipt of such instructions, the Trustee shall act with respect to such Company Stock as instructed. With respect to Company Stock as to which no instruction is received and shares of Company Stock in the Suspense Account, the Trustee shall tender such shares in proportion to the response received from Participants and Beneficiaries as to allocated shares of Company Stock. In exercising such discretion, the Trustee shall comply with its fiduciary requirements of ERISA.

                                    (ii)     All shares of Company Stock held in
the Fund and not tendered pursuant to subsection (b)(i) of this Section 11.2, including allocated shares for which no instructions are received, shall continue to be held by the Trustee.

                                    (iii)    Any shares of Company Stock not
tendered by a Participant or Beneficiary pursuant to subsection (b)(i) of this
Section 11.2 shall continue to be held by the Trustee in such Participant's or Beneficiary's Account. The Account of each Participant or

Beneficiary tendering shares of Company Stock pursuant to subsection (b)(i) of this Section 11.2 shall be credited with the cash received by the Trustee in exchange for the shares tendered from such Participant's or Beneficiary's Account.

                  11.3     Fiduciary Responsibilities.

                  Each Participant shall be a "named fiduciary," within the meaning of ERISA Section 402(a), with respect to the voting and tender of Company Stock pursuant to Sections 11.1 and 11.2 of the Plan.

                  11.4     Procedures for Voting and Tender.

                           (a)      The Administrative Committee shall establish
and maintain procedures by which Participants and Beneficiaries shall be (i) timely notified of their right to direct the voting and tender of Company Stock allocated to their Accounts and the manner in which any such directions are to be conveyed to the Trustee, and (ii) given information relevant to making such decisions. No directions shall be honored by the Trustee unless timely and properly conveyed in accordance with such procedures.

                           (b)      Voting instructions received from
Participants and Beneficiaries shall be held in confidence by the Trustee or its delegate for this purpose and shall not be divulged to the Company or to any officer or employee of the Company or to any other person.

                                  ARTICLE XII
                                 ADMINISTRATION

                  12.1 Fiduciary Responsibilities. A fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan or the Trust. The Company shall have sole responsibility to make the contributions provided for under the Plan and, by action of the Board of Directors, to amend or terminate, in whole or in part, the Plan or the Trust. The Board of Directors shall have sole responsibility to appoint and remove members of the Administrative Committee and the Trustees of the Plan. The Administrative Committee shall have sole responsibility for the general administration of this Plan and for the investment policies of the Plan, for the selection of the Plan's investment funds pursuant to the Plan, and for the appointment and removal of any Investment Manager. Subject to the provisions of the Plan and the Trust Agreement, the Trustee shall have sole responsibility for the administration of the Trust and the management of the assets held in the Trust, as set forth in the Plan and the Trust. It is intended that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations and, except as otherwise provided by law, shall not be responsible for any act or failure to act by another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan. A fiduciary of the Plan who is also an Employee shall not be compensated in his capacity as fiduciary.

                  12.2 The Administrative Committee. Any member of the Administrative Committee may resign with sixty (60) days advance written notice to the Board of Directors. The Administrative Committee shall select a Chairman and a Secretary to keep records or to assist it in the discharge of its responsibilities. The Administrative Committee shall have such duties and powers as are necessary to discharge its responsibilities under the Plan, including, but not limited to, the following:

                           (a)      To require any person to furnish such
information as it requests for the purpose of the proper administration of the Plan;

                           (b)      To make and enforce such rules and
regulations and prescribe the use of such forms as it deems necessary for the efficient administration of the Plan;

                           (c)      To construe and interpret the Plan,
including the right to determine eligibility for participation, eligibility for payment, the amount of benefits payable, the timing of distributions and all other issues arising under the Plan as well as the right to remedy possible ambiguities, inconsistencies or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all similarly situated Participants and Beneficiaries;

                           (d)      To employ and rely upon such advisors
(including attorneys, independent public accountants, investment advisors and enrolled actuaries) as it deems appropriate or helpful in connection with the operation and administration of the Plan;

                           (e)      To maintain complete records of the
administration of the Plan;

                           (f)      To prepare and file with the appropriate
governmental agencies such reports as required from time to time with respect to the Plan under ERISA, the Code, or other laws and regulations governing the administration of the Plan;

                           (g)      To furnish or disclose to Participants,
Employees who may become Participants, and Beneficiaries information about the Plan and statements of accrued benefits under the Plan, in accordance with ERISA, the Code, or other laws and regulations governing the administration of the Plan;

                           (h)      To delegate to one or more members of the
Administrative Committee, or to persons other than Administrative Committee members, any authority, duty or responsibility pertaining to the administration or operation of the Plan; provided, however, that each such delegation shall be made by a written instrument authorized by the Administrative Committee and maintained with the records of the Plan. If any person other than an Employee is so designated, such person must acknowledge in writing his acceptance of the duties and responsibilities delegated to him. All such instruments and acknowledgments shall be considered a part of the Plan;

                           (i)      To determine, pursuant to procedures adopted
by it, whether a state domestic relations order served upon the Plan is a "qualified domestic relations order" (as defined in Code Section 414(p)); to place in escrow any benefits payable in the period during which the Administrative Committee determines the status of an order; and to take any necessary action to administer distributions under the terms of a "qualified domestic relations order";

                           (j)      To discharge any responsibilities which are
allocated to the Administrative Committee elsewhere in this Plan.

                  All decisions and interpretations of the Administrative Committee shall be binding and shall be entitled to the maximum deference permitted under the law.

                  12.3 Plan Expenses. The Company shall pay all expenses authorized and incurred by the Administrative Committee, except to the extent such expenses are paid from assets of the Trust.

                  12.4 Meetings and Voting. The Administrative Committee shall act by a majority vote of its respective members at a meeting or, by written consent of a majority of its members, without a meeting. The Administrative Committee shall hold meetings, as deemed necessary by them, although any member may call a special meeting of his committee by giving reasonable notice to the other members. The Secretary of the Administrative Committee shall have authority to give certified notice in writing of any action taken by his committee.

                  12.5 Compensation. The members of the Administrative Committee, if Employees, shall serve without compensation.

                  12.6     Claims Procedures.

                           (a)      Any Participant or Beneficiary ("Claimant")
may file a written claim for a benefit under the Plan with the Administrative Committee or with a person named by the Administrative Committee to receive such claims;

                           (b)      In the event of a denial or limitation of
any benefit or payment due or requested by any Claimant, such Claimant shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation is based. In addition, it shall contain a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. Further, the notification shall provide appropriate information as to the steps to be taken if the Claimant wishes to submit his claim for review. This written notification shall be given to a Claimant within ninety days after receipt of his claim by the Administrative Committee (or its delegatee to receive such claims), unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the ninety-day period and such notice shall indicate the special circumstances which make the postponement appropriate;

                           (c)      In the event of a denial or limitation of
benefits, the Claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit issues and comments in writing to the Administrative Committee. In addition, the Claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Administrative Committee; provided, however, that such written request must be received by the Administrative Committee (or its delegatee to receive such requests) within sixty days after receipt by the Claimant of written notification of the denial or limitation. The sixty-day requirement may be waived by the Administrative Committee in appropriate cases; and

                           (d)      (i)      A decision shall be rendered by the
Administrative Committee within sixty days after the receipt of the request for review; provided, however, that where special circumstances require an extension of time for processing the decision, it may be postponed, on written notice to the Claimant (prior to the expiration of the initial sixty-day period) for an additional sixty days, but in no event shall the decision be rendered more than one hundred and twenty days after the receipt of such request for review.

                                    (ii)     Notwithstanding subsection (d)(i)
of this Section 12.6, if the Administrative Committee holds regularly scheduled meetings at least quarterly to review such appeals, a Claimant's request for review shall be acted upon at the meeting immediately following the receipt of the Claimant's request unless such request is filed within thirty days preceding such meeting. In such instance, the decision shall be made no later than the date of the second meeting following the receipt of such request by the Administrative Committee (or its delegatee to receive such requests). If special circumstances require a further extension of time for processing a request, a decision shall be rendered not later than the third meeting of the Administrative Committee following the receipt of such request for review, and written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.

                                    (iii)    Any decision by the Administrative
Committee shall be furnished to the Claimant in writing and in a manner calculated to be understood by the Claimant and shall set forth the specific reason(s) for the decision and the specific Plan provision(s) on which the decision is based.

                  12.7 Liabilities. The Administrative Committee, each member or former member of such Committee, and each person to whom duties and responsibilities have been delegated under the Plan shall be indemnified and held harmless by the Company, to the fullest extent permitted by ERISA, other applicable laws, and the charter and By-laws of the Company.

                                  ARTICLE XIII
                                   AMENDMENTS

                  13.1     Right to Amend. Except as otherwise set forth in this
Article 13 or as may be required by law, the Board of Directors reserves the right to amend the Plan at any time and in any manner, without prior notification, consultation, or bargaining with any Employee or representative of Employees by written resolution of the Board of Directors adopted at a duly convened meeting of the Board of Directors in accordance with the By-Laws of the Company and the laws of the Commonwealth of Pennsylvania. To the extent required by the Code or ERISA, no amendment to the Plan shall decrease a Participant's benefit or eliminate an optional form of distribution. No amendment shall make it possible for any assets of the Plan to be used for or diverted to any purposes other than for the exclusive benefit of Participants and Beneficiaries.

                  13.2 Amendment by Administrative Committee. The Administrative Committee may adopt any ministerial and nonsubstantive amendment it deems necessary or appropriate to (a) facilitate the administration, management and interpretation of the Plan, (b) conform the Plan to current practice, or (c) cause the Plan and its related Trust to qualify under Code Sections 401(a)(1), 501(a) and 4975(e)(7) or to comply with ERISA or any other applicable laws; provided that such amendment does not have any material effect on the estimated cost to the Company of maintaining the Plan.

                  13.3 Plan Merger and Asset Transfers. No assets of the Trust shall be merged or consolidated with, nor shall any assets or liabilities be transferred to any other plan, unless the benefits payable to each Participant or Beneficiary, if this Plan were terminated immediately after such action, would be equal to or greater than the benefits such individuals would have been entitled to receive if this Plan had been terminated immediately before such action.

                                   ARTICLE XIV
                                   TERMINATION

                  14.1 Right to Terminate. While the Company intends the Plan to be permanent, the Board of Directors reserves the right to terminate the Plan at any time, without prior notification, consultation, or bargaining with any Employee or representative of Employees by written resolution of the Board of Directors adopted at a duly convened meeting of the Board of Directors in accordance with the By-laws of the Company and the laws of the Commonwealth of Pennsylvania.

                  14.2 Effect of Termination. If the Plan is terminated, contributions shall cease, and the assets remaining in the Trust, after payment of any expenses, including expenses of administration or liquidation, shall be retained in the Trust for distribution in accordance with the terms of the Plan. Upon termination (including a partial termination), or upon the complete discontinuance of contributions by the Company, all Participants shall be 100 percent vested in their Accounts.

                                   ARTICLE XV
                                  MISCELLANEOUS

                  15.1 Non-alienation of Benefits. Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code
Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of Treasury regulations (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

                  15.2 Appointment of Guardian. Where it is established to the satisfaction of the Administrative Committee that a guardian has been duly appointed on behalf of a person entitled to a distribution under the Plan, the Administrative Committee may cause payment to be made to the guardian for the benefit of the entitled person. The Administrative Committee shall have no responsibility with respect to the application of amounts so paid.

                  15.3 Satisfaction of Benefit Claims. The assets of the Trust shall be the sole source of benefits under this Plan, and each Participant or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Trust for such payment or benefit, and shall not have any right, claim or demand against the Company or any officer or director of the Company. Such Participant or person shall not have a right to or interest in any assets of the Trust, except as provided from time to time under this Plan.

                  15.4 Controlling Law. The provisions of the Plan shall be construed, administered and enforced under the laws of the United States and the Commonwealth of Pennsylvania.

                  15.5 Non-guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Employee, or as a right of any Employee to be continued in the employment of the Company or as a limitation of the right of the Company to discharge any of its Employees, with or without cause.

                  15.6     Severability and Construction of the Plan.

                           (a)      If any provision of the Plan or the
application of it to any circumstance(s) or person(s) is invalid, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

                           (b)      Unless the context otherwise indicates, the
masculine wherever used shall include the feminine and neuter; the singular shall include the plural; and words such as "herein", "hereof," "hereby," "hereunder" and words of similar import shall refer to the Plan as a whole and not any particular part of it.

                  15.7 No Requirement of Profits. Contributions may be made to the Plan without regard to current or accumulated profits of the Company.

                  15.8 All Risk on Participants and Beneficiaries. Each Participant and Beneficiary shall assume all risk in connection with any decrease in the value of the assets of the Trust and the Participants' and Beneficiaries' Accounts.

                                  ARTICLE XVI
                              TOP-HEAVY PROVISIONS

                  16.1     Determination of Top-Heavy Status.

                           (a)      Any provision of this Plan to the contrary
notwithstanding, for any Plan Year commencing after December 31, 1983, in which the Plan is a Top-Heavy Plan or a Super Top-Heavy Plan, the provisions of this Article shall apply. The provisions of this Article shall have effect only to the extent required under Code Section 416. This Plan shall be deemed a Top-Heavy Plan only with respect to any Plan Year in which, as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds 60 percent of the aggregate of the Accounts of all Employees under the Plan.

                           (b)      If the Plan is not included in a Required
Aggregation Group with other plans, then it shall be Top-Heavy only if (i) when considered by itself it is a Top-Heavy Plan and (ii) it is not included in a Permissive Aggregation Group that is not a Top-Heavy Group.

                           (c)      If the Plan is included in a Required
Aggregation Group with other plans, it shall be Top-Heavy only if the Required Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

                  16.2 Super Top-Heavy Plan. This Plan shall be a Super Top-Heavy Plan if it would be a Top-Heavy Plan if 90 percent were substituted for 60 percent.

                  16.3 Top-Heavy Definitions. Solely for purposes of this Article, the following words and phrases shall have the following meaning;

                           (a)      "Aggregation Group or Top Heavy Group" means
either a Required Aggregation Group or a Permissive Aggregation Group.

                           (b)      "Determination Date" means, with respect to
any Plan Year, the last day of the preceding Plan Year or in the case of the first Plan Year of any plan, the last day of such Plan Year or such other date as permitted under rules issued by the U.S. Department of the Treasury.

                           (c)      "The Company" means and all members of a
controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the Company is a part.

                           (d)      "Key Employee" means any employee or former
employee (and the Beneficiaries of such employee) who at any a time during the period of five years ending on the Determination Date was an officer of the Company if such individual's annual compensation (as defined in Treasury Regulations Section 1.415-2(d)) exceeds 50 percent of the dollar limitation under Code Section 415(b)(1)(A); an employee who is an owner (or person considered an owner under Code Section 318) of one of the ten largest interests in the Company if such individual's compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(1)(A); an owner of 5 percent of the Company; or an owner of 1 percent of the Company who has annual compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i). A Non-Key Employee means any Employee who is not a Key Employee.

                           (e)      "Permissive Aggregation Group" means a
Required Aggregation Group plus any other plans maintained and selected by the Company; provided that all such plans when considered together satisfy the requirements of Code Sections 401(a)(4) and 410.

                           (f)      "Required Aggregation Group" means each
qualified plan of the Company in which at least one Key Employee participates or which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410.

                           (g)      "Valuation Date" means, for purposes of
determining if the Plan is Top-Heavy, the most recent Valuation Date in the period of twelve months ending on the Determination Date.

                  16.4 Top-Heavy Rules. For any year in which a Plan is determined to be a Top-Heavy Plan or a Super Top-Heavy Plan the following rules shall apply:

                           (a)      For each Plan Year in which the Plan is
Top-Heavy or Super Top-Heavy, minimum contributions for a Participant who is a Non-Key Employee shall be required to be made on behalf of each Participant who is employed by the Company on the last day of the Plan Year. The amount of the minimum contribution shall be the lesser of the following percentage of compensation:

                                    (i)      3 percent, or

                                    (ii)     the highest percentage at which
Contributions are made under the Plan for the Plan Year on behalf of any Key Employee.

                                             A.       For purposes of this
paragraph (ii), all defined contribution plans included in a Required Aggregation Group shall be treated as one plan.

                                             B.       This paragraph (ii) shall
not apply if the Plan is included in a Required Aggregation Group and the Plan enables a defined benefit plan included in the Required Aggregation Group to meet the requirements of Code Sections 401(a)(4) or 410.

                                             C.       If the highest percentage
at which Contributions are made under the Plan for a top-heavy Plan Year on behalf of Key Employees is less than 3%, the amounts contributed as a result of a salary reduction agreement must be included in determining Contributions made on behalf of Key Employees.

                  This subsection (a) shall not apply to the extent a Participant other than a Key Employee is covered by any other qualified plan(s) of the Company and the Company has provided that the minimum contribution requirements applicable to this Plan will be satisfied by the other plan(s).

                           (b)      For any Plan Year in which the Plan is
Top-Heavy or Super Top-Heavy, only the first $150,000 (or such larger amount as may be prescribed in rules issued by the U.S. Department of the Treasury) of a Participant's annual compensation shall be taken into account for purposes of determining employer contributions under this Plan.

                           (c)      The contributions made to the Plan by the
Company on behalf of a Participant shall be fully vested at all times.

                           (d)      For any Plan Year in which the Plan is Super
Top-Heavy, or for any Plan Year in which the Plan is Top-Heavy and the additional minimum contributions or benefits required under Code Section 416(h) are not provided, the dollar limitations in the denominator of the Defined Benefit Fraction and Defined Contribution Fraction (as defined in Article 6 of this Plan) shall be multiplied by 100 percent rather than 125 percent. If the application of the provisions of this Section 16.4 would cause any Participant to exceed 1.0 for any Limitation Year, then the application of this Section shall be suspended as to such Participant until such time as it no longer exceeds 1.0. During the period of such suspension, appropriate adjustments to the Participant's benefits under defined benefit plans maintained by the Employer shall be made prior to making any adjustments to a Participant's Account under this Plan.

                           (e)      The vesting schedule when the Plan is
Top-Heavy is as follows:

Years of Service After the Effective Date                       Vested Percentage
-----------------------------------------                       -----------------
0-3 Years of Service                                                    0%
3 or more Years of Service                                            100%

                                  ARTICLE XVII
                                  EXEMPT LOANS

                  17.1 General. The Trustee shall have the authority and discretion to borrow money from a Disqualified Person, or another source which is guaranteed by a Disqualified Person for the purpose of (a) purchasing Company Stock, or (b) repaying a prior Exempt Loan. Any Exempt Loan shall satisfy all of the requirements of this Article 17.

                  17.2 Terms of Exempt Loan Agreements. All Exempt Loans shall satisfy the following requirements:

                           (a)      The loan shall be primarily for the benefit
of Participants and their Beneficiaries;

                           (b)      The loan shall be for a specified term and
shall bear no more than a reasonable rate of interest.

                           (c)      The collateral pledged by the Trustee shall
consist only of the Company Stock purchased with the borrowed funds, or Company Stock that was pledged as collateral in connection with a prior Exempt Loan that was repaid with the proceeds of the current Exempt Loan.

                           (d)      Under the terms of the agreement, the lender
shall have no recourse against the Trust, or any of its assets, except with respect to the collateral and contributions (other than contributions of Company Stock) by the Company that are made to satisfy its obligations under the loan agreement and earnings attributable to such collateral and such contributions.

                           (e)      The payments made on the loan during a Plan
Year shall not exceed an amount equal to the sum of such contributions and the earnings received during or prior to the year less such payments on the exempt loan in prior years.

                           (f)      In the event of default, the value of the
assets transferred in satisfaction of the loan shall not exceed the amount of default; moreover, if the lender is a Disqualified Person, the loan agreement shall provide for a transfer of assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

                  17.3 Prohibition on Purchase Arrangements. Except as hereinafter provided in this Article 17, no Company Stock acquired with the proceeds of an Exempt Loan shall be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Trust, whether or not at the time of distribution the Plan is an employee stock ownership plan. These protections and rights which attach to Company Stock acquired with the proceeds of an Exempt Loan shall not be terminable.

                  17.4     Suspense Account.

                           (a)      If the Trust has entered into an Exempt
Loan, each Participant Account shall be adjusted for the payment of the Exempt Loan in the manner set forth in the Trust Agreement. Company contributions made to the Trust in the form of Company Stock purchased with the proceeds of an Exempt Loan shall be held in the Suspense Account as the collateral for that Exempt Loan. Such stock shall be released from the Suspense Account on a pro-rata basis according to the amount of the payment on the Exempt Loan for the Plan Year, determined under one of the following two alternative formulas in the discretion of the Administrative Committee:

                                    (i)      for each Plan Year during the
duration of the Exempt Loan, the number of shares of Company Stock released shall equal the number of such shares held in the Suspense Account immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the year and the denominator of which is the sum of the numerator plus the remaining principal and interest to be paid for all future years. The number of future years under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. If the collateral includes more than one class of Company Stock, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class; or

                                    (ii)     for each Plan Year during the
duration of the Exempt Loan, the number of shares of Company Stock released is determined solely with reference to the principal payment of the Exempt Loan. If Company Stock in the Suspense Account is released in accordance with this subsection (ii), (A) the Exempt Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years; and (B) interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables.

                  This subsection (ii) will not be applicable if by reason of a renewal, extension, or refinancing, the sum of the expired duration of the Exempt Loan, the renewal period, the extension period, and the duration of a new Exempt Loan exceeds 10 years.

                           (b)      Shares of Company Stock released in
accordance with Section 17.4(a) of the Plan shall then be allocated to the Accounts of Participants first, in an amount equal in value to any dividends paid on shares previously allocated to Participant's Accounts that are used to repay the Exempt Loan. The remaining shares of such stock shall be allocated to the Accounts of Participants in the same manner as described in Section 5.5.

                  17.5 Sale of Financed Shares. In the event the Plan receives an offer to participate in a corporate transaction (i.e., a stock sale, asset sale, merger or consolidation) before all the shares of Company Stock have been released from the Suspense Account, the Trustee may enter into an agreement for the sale of all Company Stock which is not allocated to the accounts of Participants, and use the proceeds thereof to repay an Exempt Loan. Any proceeds of the sale of unallocated Company Stock which is not required to repay the Exempt Loan, will be allocated as earnings to Participant's Accounts.

                  IN WITNESS WHEREOF, Mercer Insurance Group, Inc. has caused this Plan to be duly executed under seal this ____ day of _________, 200__.

                                    MERCER INSURANCE GROUP, INC.

                                    By /s/ Andrew R. Speaker
                                       ------------------------------------
                                                  Andrew R. Speaker
                                      President and Chief Executive Officer

Attest:
/s/ Paul D. Ehrhardt
---------------------------------
Paul D. Ehrhardt
Senior Vice President and Corporate Secretary

[SEAL]

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